POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints Lisa A. Hunt, David R. Fontaine and/or Deirdre Cheek, the undersigned's true and lawful attorney-in-fact, to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of American Management Systems, Incorporated (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and file such form with the United States Securities and Exchange Commission, the Nasdaq Stock Market and any other authority;

 (3) prepare and sign on my behalf any Form 144 Notice under the Securities Act of 1933, as amended, and file the same with the United States Securities and Exchange Commission; and

 (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

 The undersigned hereby revokes all prior powers of attorney granted by the undersigned with respect to filings and actions in connection with Exchange Act Section 16(a) and the rules thereunder, and Form 144 related to the Company.

 The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of February, 2004.

 /s/ Garry Griffiths

 Signature

 Garry Griffiths

 Print Name

 On this the 26th day of February, 2004, the undersigned, Garry Griffiths, personally appeared before me and executed the foregoing instrument for the purposes therein contained, by signing his/her name above and, prior to his/her execution of the foregoing instrument, acknowledged the foregoing to be his/her voluntary act and deed.

   /s/ I. M. Robinson

By:  I was commissioned a notary Public as Irish Robinson Davis

   Notary Public

My commission expires:   8/31/05

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